Table of Contents

Exhibit 10.1

UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

In the Matter of      )     Order No.:                  WE-08-013

DOWNEY FINANCIAL CORP.,      )     Effective Date:                  September 5, 2008

Newport Beach, California,

OTS Docket No. H-2408      )

                                                                                                                                   )

ORDER TO CEASE AND DESIST

                 WHEREAS, Downey Financial Corp., Newport Beach, California, OTS Docket

No. H-2408 (Holding Company), by and through its Board of Directors (Board) has executed a Stipulation and Consent to Issuance of Order to Cease and Desist (Stipulation); and

                 WHEREAS, the Holding Company, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and

                 WHEREAS, pursuant to delegated authority, the OTS Regional Director for the West Region (Regional Director), is authorized to issue Orders to Cease and Desist where a savings association holding company has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

Dividends

1.           Effective immediately, the Holding Company shall neither accept nor request that Downey Savings and Loan Association, F.A., Newport Beach, California (OTS Docket No. 06189), a wholly owned savings association subsidiary (Association), make or pay any dividends or other capital distributions, as that term is defined in 12 C.F.R. § 563.134, or commit to make or pay dividends or any other capital distributions, without receiving the prior written approval of the Regional Director. The Holding Company’s written request for such approval shall be submitted to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed dividend payment or distribution of capital.

Management Changes

2.           Effective immediately, the Holding Company shall comply with the prior notification requirements for changes in directors and Senior Executive Officers set forth in 12 C.F.R. Part 563, Subpart H, 12 C.F.R. §§ 563.550 through 563.590.

Employment Contracts and Compensation Arrangements

3.           Effective immediately, the Holding Company shall not enter into, renew, extend, or revise any contractual arrangement relating to compensation or benefits for any Senior Executive Officer or director of the Holding Company, unless it first provides the OTS with not less than thirty (30) days prior written notice of the proposed transaction. The notice to the OTS shall include a copy of the proposed employment contract or compensation arrangement, or a detailed, written description of the compensation arrangement to be offered to such officer or director, including all benefits and perquisites. The Board shall ensure that any contract, agreement, or arrangement submitted to the OTS fully complies with the requirements of 12 C.F.R. Part 359, 12 C.F.R. §§ 563.39 and 563.161(b), and 12 C.F.R. Part 570 - Appendix A.

Severance and Indemnification Payments

4.           Effective immediately, the Holding Company shall not make any golden parachute payment or prohibited indemnification payment unless, with respect to each such payment, the Holding Company has complied with the requirements of 12 C.F.R. Part 359 and, as to indemnification payments, 12 C.F.R. § 545.121.

Debt Limitations

5.           Effective immediately, the Holding Company shall not incur, issue, renew or rollover any debt, increase any current lines of credit, or guarantee the debt of any entity, without at least thirty (30) days prior written notice to and receipt of written non-objection from the OTS. In the event no written objection is raised by the Regional Director during the thirty (30) day notice period, the Holding Company may proceed with the transaction.

Association Order to Cease and Desist

6.           The Board shall ensure that the Association complies with all of the terms of its Order to Cease and Desist entered into with the OTS, dated September 5, 2008.

Effective Date, Incorporation of Stipulation

7.           This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration

8.           This Order shall remain in effect until terminated, modified or suspended, by written notice of such action by the OTS, acting by and through its authorized representatives.

Time Calculations

9.           Calculation of time limitations for compliance with the terms of this Order run from the Effective Date of this Order and shall be based on calendar days, unless otherwise noted.

10.           The Regional Director may extend any of the deadlines set forth in the provisions of this Order upon written request by the Holding Company that includes reasons in support of any such extension. Any OTS extension shall be made in writing.

Submissions and Notices

11.           All submissions, including progress reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

12.           Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

                                         Darrel Dochow, Regional Director

                                         West Region

                                         Office of Thrift Supervision

                                         2001 Junipero Serra Blvd.

                                         Daly City, CA 94014-3897

                                         Timothy J. Lane, Assistant Director

                                         West Region

                                         Office of Thrift Supervision

                                         1551 N. Tustin Ave., Suite 1050

                                         Santa Ana, CA 92705

No Violations Authorized

13.           Nothing in this Order or the Stipulation shall be construed as allowing the Holding Company, its Board, officers or employees to violate any law, rule, regulation

             IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION
By: /s/ DARREL W. DOCHOW DARREL W. DOCHOW Regional Director, West Region
Date: See Effective Date on page 1